Exhibit 99.3

Seacrest Industries Corporation and Availent Financial, Inc. and Subsidiaries
Unaudited Proforma Consolidated Balance Sheet
June 30, 2002

	Seacrest Industries Corp.		Availent Financial, Inc.	Combined Historical	Proforma Adjustments	Consolidated Proforma
Assets
Total Current Assets	$		$407,175	$407,175	$	$407,175

Net Property and Equipment			58,834	58,834		58,834

Total Other Assets			119,756	119,756		119,756

Total Assets	$		$585,765	$585,765	$	$585,765

Liabilities and Stockholders’ Deficiency

Total Current Liabilities	$		$2,474,595	$2,474,595		$2,474,595

Total Long-term Liabilities			3,726	3,726		$3,726

Minority Interest			(5,142)	(5,142)		(5,142)

Stockholders Deficiency:
Common Stock, $0.01 Par Value; 12,500,000 Historical Shares and 100,000,000 Pro Forma Shares Authorized; 12,484,689 Historical Shares and 6,024,234 Pro Forma Shares Issued and Outstanding		$124,847	7,211	132,058	(71,815)	60,243
Additional Paid-in Capital			1,563,850	1,563,850	(911,893)	651,957
Accmulated Comprehensive Income			(307,973)	(307,973)		(307,943)
Deferred Compensation			(692,245)	(692,245)		(692,245)
Deferred Merger Cost			(858,861)	(858,861)	858,861
Accumulated Deficit	(124,847)		(1,599,396)	(1,724,243)	124,847	(1,599,396)

Total Stockholders’ Deficiency			(1,887,414)	(1,887,414)		(1,887,414)

Total Liabilities and Stockholders Deficiency	$		$585,765	$585,765	$	$585,765

The foregoing unaudited Pro Forma Consolidated Balance Sheet of Seacrest Industries Corporation (“Seacrest”) is presented as if the reverse acquisition of Availent Financial, Inc. and Subsidiaries (“Availent”), had occurred on June 30, 2002.  The Pro Forma Consolidated Balance Sheet was derived from the Balance Sheet of Seacrest filed with Seacrest Quarterly Report on Form 10-QSB as of and for the nine months ended June 30, 2002 and the Balance Sheet of Availent as of June 30, 2002.  In management’s opinion, all of the material adjustments necessary to reflect the effects of the reverse acquisition transaction have been made.  The Pro Forma Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of June 30, 2002, nor does it purport to present the future financial position of Seacrest.  Seacrest has not transacted business since February 1984, and Seacrest has had no operations. As such, Pro Forma Consolidated Results of Operations are not presented, since they would only be the historical operations of Availent for the six months ended June 30, 2002.

Merger

Pursuant to an agreement and plan of merger dated March 1, 2002, Seacrest Industries, Inc. acquired all of the issued and outstanding common stock of Availent Financial, Inc. in exchange for 54,000,000 shares of Seacrest common stock which represented approximately 90% of the outstanding shares of Seacrest common stock after the issuance.  Concurrent with the above acquisition, Availent  merged with and into Seacrest.  Seacrest then changed its name to Availent Financial, Inc. and re-incorporated in Delaware.  Availent and Seacrest are collectively referred to as the “Company”.

The merger of Availent and Seacrest has been treated as a recapitalization and purchase by Availent as the acquirer (reverse acquisition) of Seacrest as control rests with the former Availent shareholders, although prior to the acquisition, Seacrest had been the registrant.  Therefore, the historical financial statements to be reported by the Company going forward from the merger date will be those of Availent.  The transaction is considered a capital transaction whereby Seacrest contributed its stock for the net assets of the Company.

Pro Forma Adjustments

The Pro Forma adjustments account for the 1) the one for two reverse stock split of common stock of Seacrest and the increase in the number of authorized shares of common stock of Seacrest from 12,500,000 to 100,000,000, which occurred prior to the merger 2) the merger of Availent and Seacrest which occurred on December 4, 2002 which is being accounted for as a reverse acquisition and 3) the Pro Forma adjustments also account for a post-merger one for ten stock split which occurred on January 7, 2003.